UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):August 20, 2025

APPYEA, INC.

Nevada	000-55403	46-1496846
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

16 Balfour Street, Jerusalem Israel
(Address of Principal Executive Offices)	(Area Code)

(800) 674-3561

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2025 ,AppYea, Inc., a Nevada corporation (the “Company”) and Techlott Ltd., a private company formed under the laws of the Republic of Cyprus (“Techlott”) entered into a series of agreements pursuant to which, among other things, the Company purchased rights to certain technology of Techlott comprised of blockchain-based, decentralized lottery ecosystem leveraging smart contracts, verifiable randomness, and advanced infrastructure to deliver transparent, secure, and scalable lottery experiences (the “Technology”).

Under the terms of the Intellectual Property Purchase Agreement dated as of August 20, 2025 entered into by the Company and Techlott (the “IP Purchase Agreement”) the Company purchased the all rights, title and interest to the Technology in consideration of the issuance to Techlott of 1,277,922,611 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) representing 35% of the issued and outstanding Company share capital on a fully diluted basis (the “Techlott Company Shares”). Under the IP Purchase Agreement, the transaction contemplated thereunder are to close by September 30, 2025. However, the closing is subject to the increase in the Company’s authorized number of shares of Common Stock (the “Company Share Capital Increase”). The IP Purchase Agreement includes standard indemnification provisions by each party tot the other.

In connection with the above transactions, Techlott and Bary Molchadsky, a Company director and the holder of a majority of the outstanding voting share capital of the Company, entered into a Shareholders Agreement as of such date (the “Shareholders Agreement”) pursuant to which Techlott is entitled to designate two (2)of the five directors of the Company’s Board of Directors (the “Company Board”) at the closing of the purchase of the Technology under the IP Purchase Agreement. Techlott’s right to designate the Board directors continues so long as it holds at least 20% of the Company’s outstanding capital. Additionally, under the Shareholders Agreement the Techlott designated directors have effective veto rights over certain Company actions, including any changes to the Company’s business, issuance of new equity securities and any mergers and acquisitions. At the closing of the Technology purchase, Mark Katzenelson, the president of Techlott, will be appointed as President of the Company and Benny Harris, the CTO of Techlott, will be appointed as CTO of the Company. Techlott was also granted under the Shareholders Agreement anti-dilution protection for the Techlott Company Shares for any Company capital raise that the Company may raise up to $10 million.

Under a separate entered into by the Company and Techlott as of August 20, 2025 (the “Registration Rights Agreement”), Techlott was granted piggy back registration rights for its Techlott Company Shares.

Copies of the IP Purchase Agreement, the Shareholders Agreement and the Registration Rights Agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is hereby incorporated into this Item 3.02.

EXHIBIT INDEX

Exhibit No.	Description
10.1	IP Purchase Agreement dated as of August 20, 2025 by and between AppYea, Inc. and Techlott Ltd.
10.2	Shareholders Agreement dated as of August 20, 2025 by and between Techlott Ltd. and AppYea Controlling Shareholder
10.3	Registration Rights Agreement dated as of August 20 2025 by and between AppYea, Inc. and Techlott Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppYea, Inc.

By:	/s/ Ron Mekler
Name:	Ron Mekler
Title:	Chief Financial Officer

Date: August 21, 2025